Exhibit 10.1

AMENDMENT NO. 1

TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

Amendment No. 1, dated as of January 19, 2017 (the “Amendment”), to the Investment Management Trust Agreement, dated as of January 15, 2015 (the “IMTA Agreement“), by and between Quinpario Acquisition Corp. 2, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (“Trustee”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the IMTA Agreement.

WHEREAS, the Company simultaneously consummated its initial public offering and the sale of its sponsor warrants in January 2015 and deposited a total of $350,000,000 of the proceeds therefrom into the Trust Account;

WHEREAS, the Company has sought the approval of its Public Stockholders at a meeting of its stockholders (the “Stockholder Meeting”) to amend the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company has to consummate its initial business combination to July 24, 2017 (the “Extension Amendment”);

WHEREAS, holders of at least sixty-five percent (65%) of the Company’s outstanding shares of common stock voting at the Stockholder Meeting approved the Extension Amendment; and

WHEREAS, the approval by holders that voted in favor of the Extension Amendment and did not elect to have their shares converted into a pro rata portion of the funds in the Trust Account constituted their consent for the Company to amend the IMTA Agreement to remove from the Trust Account any interest earned on the funds held in the Trust Account related to their shares, net of taxes payable, for the Company’s working capital requirements; and

WHEREAS, in accordance with the IMTA Agreement, the Underwriters have consented to the foregoing amendment to the IMTA Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the IMTA Agreement as set forth herein:

1.       Agreements and Covenants of Trustee.

1.1       Section 1 of the IMTA Agreement is amended to include new subparagraph (l) to read as follows:

(l)       At a meeting of its stockholders held on January 19, 2017, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company has to consummate its initial business combination to July 24, 2017 (the “Extension Amendment”). The Trustee shall (i) disburse to the Public Stockholders who validly and properly elected to exercise their conversion rights in connection with the Extension Amendment and convert their shares in connection therewith an aggregate of $149,426,758.75 as directed by the Company in accordance with this Agreement, (ii) hold in a segregated account an aggregate of $1,018,002.08 for the benefit of those Public Stockholders who did not vote on the Extension Amendment and disburse such amount to such Public Stockholders when and if they present their shares for conversion and the Company consents and (iii) disburse to the Company the remaining $662,469.62 of accumulated interest income earned on the Trust Account as of January 19, 2017 for its working capital requirements and tax obligations.”

1.2       Section 2 of the IMTA Agreement is hereby amended and restated in its entirety so that it now reads in full as follows:

2.       Limited Distributions of Income from Trust Account.

(a)       Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C, the Trustee shall distribute to the Company the amount of interest income earned on the Trust Account requested by the Company to cover any income or other tax obligation owed by the Company.

(b)       Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit E, the Trustee shall distribute to the Company the amount of interest income earned on the Property and requested by the Company to cover expenses related to investigating and selecting a target business and other working capital requirements; provided, however, that the Company will not be allowed to withdraw interest income earned on the Trust Account unless there is sufficient funds available to pay the Company’s tax obligations on such interest income or otherwise then due at that time;

(c)       The limited distributions referred to in Sections 2(a) and 2(b) above shall be made only from income collected on the Property. Except as provided in Sections 2(a) and 2(b) above, no other distributions from the Trust Account shall be permitted except in accordance with Sections 1(i), 1(k) and 1(l) hereof.

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(d)       The Company shall provide the Underwriters with a copy of any Termination Letters and/or any other correspondence that it issues to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after such issuance.

1.3       The Exhibits to the Agreement are hereby amended to include a new Exhibit E attached hereto.

1.4       Recitals. The recitals are hereby incorporated by reference.

2.       Miscellaneous.

2.1       Governing Law. The validity, interpretation, and performance of this Amendment shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles. The parties agree that all actions and proceedings arising out of this Amendment or any of the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or in a New York State Court in the County of New York and that, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Amendment or the transactions contemplated hereby.

2.2       Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

2.3       Entire Agreement. This Amendment sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Except as set forth in this Amendment, provisions of the IMTA Agreement which are not inconsistent with this Amendment shall remain in full force and effect.

2.4       Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.5       Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment to the IMTA Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis E. Wolf, Jr.
Name:	Francis E. Wolf, Jr.
Title:	Vice President

QUINPARIO ACQUISITION CORP. 2

By:	/s/ D. John Srivisal
Name:	D. John Srivisal
Title:	President and Chief Executive Officer

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EXHIBIT E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer

& Trust Company

17 Battery Place

New York, New York 10004

Attn: Frank Di Paolo and Cynthia Jordan

Re:       Trust Account No. 530400537

Gentlemen:

Pursuant to Section 2(b) of the Investment Management Trust Agreement between Quinpario Acquisition Corp. 2 (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of January 15, 2015, as amended as of January 19, 2017 (“Trust Agreement”), the Company hereby requests that you deliver to the Company $_______ of the interest income earned on the Property as of the date hereof. The Company needs such funds to pay its expenses relating to investigating and selecting a target business and for its other working capital requirements. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

QUINPARIO ACQUISITION CORP. 2

By:

By:

cc: Deutsche Bank Securities Inc.; Cantor Fitzgerald & Co.